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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8 - K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15 (d) of
                       THE SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: June 21, 2002
                        (Date of earliest event reported)



                         MEDICAL ACTION INDUSTRIES INC.
                         ------------------------------
               (Exact name of registrant as specified in charter)


Delaware                        0-13251                      11-2421849
(State or other               (Commission                  (IRS Employer
jurisdiction of                File No.)                Identification No.)
incorporation)


                      800 Prime Place, Hauppauge, NY 11788
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (631) 231-4600





                                 Not Applicable
         (Former name or former address, if changed since last report)

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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

         On June 21, 2002, Registrant, pursuant to an Asset Purchase Agreement dated as of May 9, 2002 between the Registrant and MD Industries Acquisition LLC, a Delaware limited liability company ("MD Industries"), acquired certain of the assets relating to the specialty packaging and collection systems for the containment of infectious waste and sterilization products business of MD Industries. The purchase price for the assets acquired was approximately $9,500,000, all of which was paid at closing.

         The assets acquired included inventory, certain fixed assets and trademarks used in the sale of the acquired products. The fixed assets acquired by the Registrant will continue to be used by the Registrant in its facility in Arden, North Carolina.

         The Registrant utilized the funds available under its Revolving Credit Note and Loan Agreement (the "Loan Agreement") with Citibank, N.A. in order to satisfy the purchase price. The funds provided under the Loan Agreement were made in the ordinary course of business.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

                  (A)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                           In accordance herewith, the Registrant is not
required to file financial statements of the business acquired.

                  (B)      PRO FORMA FINANCIAL INFORMATION.

                           In accordance herewith, the Registrant is not
required to furnish pro forma financial information relative to the acquired business.

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                  (C)      EXHIBITS.

                       (2) Asset Purchase Agreement dated as of May 9, 2001 between Registrant and MD Industries Acquisition LLC.

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                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.








                             MEDICAL ACTION INDUSTRIES INC.



                             By:  /s/ Richard G. Satin
                                  Richard G. Satin
                                  Vice President of Operations & General Counsel (Principal Accounting Officer)




Dated: June 28, 2002



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